                           SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Check the appropriate box:

[X] Preliminary Information Statement

                                          [_] Confidential, for Use of the
[_] Definitive Information Statement          Commission Only (as Permitted by
                                              Rule 14c-5(d)(2))

                             AMERIGON INCORPORATED
               (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                             Amerigon Incorporated
                             5462 Irwindale Avenue
                              Irwindale, CA 91706

                               ----------------

                 INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

   This Information Statement is provided by the Board of Directors of Amerigon Incorporated, a California corporation (the "Company"), to all holders of capital stock of the Company in connection with the shareholder approval obtained by written consent authorizing an amendment to the Company's Articles of Incorporation to effect an increase in the authorized number of shares of the Company's common stock, no par value (the "Common Stock"), from 20,000,000 to 30,000,000 (the "Amendment").

   The Board of Directors and persons owning the majority of the outstanding Common Stock and Series A Preferred Stock of the Company have adopted, ratified and approved a resolution to effect the Amendment. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the shareholders' consent will become effective approximately 21 days following the distribution of this Information Statement to the Company's shareholders. It is expected that the Amendment will become effective on or about May 17, 2002.

   WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

   The Company's principal executive office address is 5462 Irwindale Avenue, Irwindale, California 91706. This Information Statement will be mailed to the Company's shareholders on or about April 26, 2002.

                                  INTRODUCTION

                                    GENERAL

   On November 30, 2001, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to effectuate an increase in the authorized shares of Common Stock from 20,000,000 to 30,000,000. On February 25, 2002, the proposal was approved by the written consent of a majority of the issued and outstanding shares of Common Stock voting separately as a class and a majority of the issued and outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock voting together. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A. The record date for the shareholder approval is February 25, 2002. As of that record date, the Company had issued and outstanding 10,771,230 shares of Common Stock held by approximately 225 holders of record and 5,373,134 shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by two holders of record.

   The Amendment was approved by the written consent of the holders of 5,687,302 shares of Common Stock, representing approximately 52.8% of the issued and outstanding shares of Common Stock voting separately as a class. The holders of 5,373,134 shares of Common Stock issuable upon conversion of the Series A Preferred Stock also approved the Amendment by written consent. Accordingly, the Amendment was approved by written consent of approximately 68.5% of the issued and outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock voting together.

   There will not be a meeting of shareholders and none is required under the California Corporations Code ("CCC") because this action has been approved by the written consent of the holders of a majority of the issued and outstanding Common Stock voting separately as a class and a majority of the issued and outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock voting together. Under Section 603 of the CCC, we are required to provide notice of the taking of corporate action without a meeting to our shareholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

               AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES

   The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized shares of Common Stock in an amount adequate to provide for the Company's future needs. This will be achieved by increasing the number of authorized shares of Common Stock from 20,000,000 to 30,000,000. The Company recently completed a private placement of 6,053,970 shares of Common Stock and warrants to purchase an additional 3,576,990 shares of Common Stock. After giving effect to the private placement, the Company had issued and outstanding 10,771,230 shares of Common Stock and 5,373,134 shares of Common Stock issuable upon conversion of the outstanding shares of the Series A Preferred Stock. The Amendment will enable the Company to have a sufficient number of authorized shares of Common Stock to satisfy the conversion rights of the holders of the Series A Preferred Stock and other outstanding stock options and warrants and provide the Company with additional authorized but unissued shares of Common Stock for future use. Big Beaver Investments LLC and Westar Capital II LLC are the two holders of the Series A Preferred Stock. Oscar B. Marx III, the chief executive officer and a director, Paul Oster, a director, and John W. Clark, a director, each may be deemed to have a direct or indirect interest in the Amendment because of their relationship with the holders of the Series A Preferred Stock.

   The Company may from time-to-time consider acquisitions or other transactions, including raising additional capital, that may require further issuance of shares of Common Stock. Currently, there are no definitive agreements at this time respecting any merger or consolidation with or acquisition of another business, or the sale or liquidation of the Company or its business. The Company believes, however, that the increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders because additional shares of Common Stock will provide the Company with additional authorized but unissued shares of Common Stock that may be used for future acquisitions or when raising additional capital. Because of the Board of Directors' discretion in connection with an issuance of additional shares of Common Stock, the Board of Directors may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders. The Company is not aware of any existing or threatened efforts to obtain control of the Company.

                           VOTE REQUIRED FOR APPROVAL

   Sections 902 and 903 of the CCC provide the procedures and requirements to effect an amendment to the Articles of Incorporation to increase the number of authorized shares of a security after shares have been issued. Pursuant to Sections 902 and 903 of the CCC, a proposed amendment to increase the aggregate number of authorized shares must be adopted by the Board of Directors and submitted to shareholders at a special or annual meeting and approved by a majority of the outstanding voting securities of the class of shares proposed to be increased.

   In addition, Section 5 of the Certificate of Determination of Rights, Preferences and Privileges of the Series A Preferred Stock provides that the holders of the Series A Preferred Stock have the right to one vote for each share of Common Stock into which each Series A Preferred Stock could be converted, and, with respect to such vote, have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and have the right to vote, together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote.

   Section 603 of the CCC provides that any action required to be taken at a special or annual meeting of the shareholders may be taken by written consent, in lieu of a meeting, if the consent is signed by holders of outstanding shares having not less than the minimum number of votes necessary to authorize any such action at a meeting at which all shares entitled to vote were present and voted.

   The Board of Directors and persons owning and having voting power in excess of 50% of the issued and outstanding Common Stock voting separately as a class and in excess of 50% of the issued and outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock voting together, have adopted, ratified and approved the change in the authorized shares of the Company. No further votes are required or necessary to effect the proposed amendment.

   The securities that would have been entitled to vote if a meeting were required to be held to amend the Company's Articles of Incorporation consist of 10,771,230 shares of Common Stock issued and outstanding on February 25, 2002 and 5,373,134 shares of Common Stock issuable upon conversion of the Series A Preferred Stock outstanding on February 25, 2002, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to the Articles of Incorporation.

                         ABSENCE OF DISSENTERS' RIGHTS

   No dissenters' or appraisal rights are available to our shareholders under the CCC in connection with the Amendment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The table below sets forth certain information regarding the beneficial ownership of the Common Stock and the Series A Preferred Stock as of the record date by (1) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (2) each director and/or nominee for director; (3) each of the executive officers of the Company listed in the Executive Compensation Table in the Company's Proxy Statement dated May 2, 2001; and (4) all executive officers and directors of the Company as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the record date. Except as otherwise noted, each person has sole voting power and investment power with respect to all shares of capital stock listed as owned by such person.

                           Common Stock:
                               Amount                 Series A Preferred:
                            Beneficially              Amount Beneficially
                          Owned and Nature            Owned and Nature of
  Name and Address of      of Beneficial   Percent of     Beneficial      Percent of
  Beneficial Owner(1)        Ownership      class(2)       Ownership        Class
  -------------------     ---------------- ---------- ------------------- ----------
Big Beaver Investments
 LLC(3).................     5,826,890        39.6%          4,500(21)        50%(22)
Westar Capital II,
 LLC(4).................     2,919,901        21.6%          4,500(21)        50%(22)
Special Situations Fund
 III, L.P.(5)(23).......     2,800,050        23.9%              0             *
Special Situations
 Private Equity Fund,
 L.P.(6)(23)............     1,399,950        12.4%              0             *
Special Situations
 Cayman Fund,
 L.P.(7)(23)............       850,050         7.6%              0             *
MicroCapital Fund
 LP(8)(24)..............       590,502         5.4%              0             *
MicroCapital Fund
 Ltd.(9)(24)............       469,700         4.3%              0             *
Special Situations
 Technology Fund,
 L.P.(10)(22)...........       450,000         4.1%              0             *
Lon E. Bell, Ph.D(11)...       246,986         2.3%              0             *
Daniel R. Coker(12).....       116,814         1.1%              0             *
Oscar B. Marx, III(13)..       108,000           *               0             *
James L. Mertes(14).....        76,085           *               0             *
Nattak
 Corporation(15)(24)....        53,400           *               0             *
James J. Paulsen(16)....        27,500           *               0             *
Richard A.
 Weisbart(17)...........        26,518           *               0             *
Francois Castaing(18)...        15,000           *               0             *
John W. Clark(19).......         4,400           *               0             *
Paul Oster..............         2,000           *               0             *
All executive officers
 and directors as a
 group
 (10 persons)(20).......       625,558         5.6%              0             *

--------
*  Holdings represent less than 1% of all shares outstanding.

NOTES TO STOCK OWNERSHIP TABLE:

 (1) Unless otherwise indicated, the address for all shareholders listed is c/o Amerigon Incorporated, 5462 Irwindale Avenue, Irwindale, California 91706.

 (2) Includes as outstanding shares for purposes of this calculation the number of shares of Common Stock outstanding as of the record date plus, in the case of a particular holder, shares of Common Stock subject to options, warrants or other instruments exercisable for or convertible into shares of Common Stock within 60 days after the record date held by such holder, as specified in the note accompanying such holder.

 (3) Includes 2,686,567 shares of Common Stock issuable upon conversion of 4,500 shares of Series A Preferred Stock and 1,269,721 shares of Common Stock issuable upon exercise of warrants held by Big Beaver Investments, LLC.

 (4) Includes 2,686,567 shares of Common Stock issuable upon conversion of 4,500 shares of Series A Preferred Stock and 83,333 shares of Common Stock issuable upon exercise of a warrant held by Westar Capital II, LLC.

 (5) Includes 933,350 shares of Common Stock issuable upon exercise of a warrant held by Special Situations Fund III, L.P. The address for Special Situations Fund III, L.P. is 153 E. 53rd Street, New York, New York 10022.

 (6) Includes 466,650 shares of Common Stock issuable upon exercise of a warrant held by Special Situations Private Equity Fund, L.P. The address for Special Situations Private Equity Fund, L.P. is 153 E. 53rd Street, New York, New York 10022.

 (7) Includes 283,350 shares of Common Stock issuable upon exercise of a warrant held by Special Situations Cayman Fund, L.P. The address for Special Situations Cayman Fund, L.P. is c/o /o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

 (8) Includes 183,334 shares of Common Stock issuable upon exercise of a warrant held by MicroCapital Fund LP. The address of MicroCapital Fund LP is 410 Jessie Street, Suite 1002, San Francisco, California 94103.

 (9) Includes 150,000 shares of Common Stock issuable upon exercise of a warrant held by MicroCapital Fund Ltd. The address of MicroCapital Fund Ltd. is 410 Jessie Street, Suite 1002, San Francisco, California 94103.

(10) Includes 150,000 shares of Common Stock issuable upon exercise of a warrant held by Special Situations Technology Fund, L.P. The address for Special Situations Technology Fund, L.P. is 153 E. 53rd Street, New York, New York 10022.

(11)  Includes 79,250 shares of Common Stock issuable upon exercise of options.

(12) Includes 101,723 shares of Common Stock issuable upon exercise of options.

(13)  All shares of Common Stock issuable upon exercise of options.

(14)  Includes 62,721 shares of Common Stock issuable upon exercise of options.

(15) The address for Nattak Corporation is West Wind Building, Harbour Drive, George Town, Grand Cayman, Cayman Islands, British West Indies.

(16)  All shares of Common Stock issuable upon exercise of options.

(17) Mr. Weisbart resigned as President, Chief Executive Officer and a director of the Company on October 25, 2001.

(18)  All shares of Common Stock issuable upon exercise of options.

(19)  Includes 2,000 shares of Common Stock issuable upon exercise of options.

(20) Includes 421,694 shares of Common Stock issuable upon exercise of options granted to executive officers and directors.

(21) On the record date, the 4,500 shares of Series A Preferred Stock held by each of Big Beaver Investments LLC and Westar Capital II, LLC was convertible into 2,686,567 shares of Common Stock for a total of 5,373,134 shares of Common Stock.

(22) On the record date, the 5,373,134 shares of Common Stock issuable upon conversion of all 9,000 outstanding shares of Series A Preferred Stock represented approximately 21.5% of the Company's total potential common equity, comprised of issued and outstanding Common Stock and Common Stock issuable upon exercise of Series A Preferred Stock and outstanding warrants.

(23) MGP Advisors Limited ("MGP") is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. ("SSTA") is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, SSTA, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(24) MicroCapital LLC is the general partner and investment advisor to MicroCapital Fund LP, MicroCapital Fund Ltd. and Nattak Corporation. Ian
      P. Ellis is the principal owner of MicroCapital LLC and has sole responsibility for the selection, acquisition and disposition of the portfolio securities by MicroCapital LLC on behalf of its funds.

                             ADDITIONAL INFORMATION

   Additional information concerning the Company, including its annual report on Form 10-K for the fiscal year ended December 31, 2001, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

                                   Appendix A

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             AMERIGON INCORPORATED

   Oscar B. Marx, III and Sandra L. Grouf certify that:

   1. They are the duly elected and acting Chief Executive Officer, and Chief Financial Officer and Secretary, respectively, of Amerigon Incorporated, a California corporation (the "Corporation").

   2. Paragraph (1) of Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to read as follows:

     "The total number of shares which the Corporation is authorized to issue is 35,000,000, of which 30,000,000 shall be Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value."

   3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

   4. The Corporation has only shares of Common Stock and Series A Preferred Stock outstanding. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of issued and outstanding shares of the Corporation is 10,771,230 shares of Common Stock and 9,000 shares of Series A Preferred Stock convertible into an aggregate of 5,373,134 shares of Common Stock.

   The number of shares voting in favor of the amendment equaled or exceeded the vote required, and the percentage vote required was more than 50% of the issued and outstanding shares of Common Stock voting separately as a class and more than of 50% of the issued and outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock voting together.

   We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

   Executed at Irwindale, California, on May   , 2002.


                                          _____________________________________
                                          Oscar B. Marx, III


                                          _____________________________________
                                          Sandra L. Grouf